EXHIBIT 99.1

Snap-on Incorporated 401(k) Savings Plan

Financial Statements and Supplemental Schedule
As of December 31, 2001 and 2000
Together With Auditors' Report












Employer Identification Number 39-0622040
Plan Number 005

                    SNAP-ON INCORPORATED 401(k) SAVINGS PLAN


                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                           December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 005)



                                TABLE OF CONTENTS


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
    Statements of Net Assets Available for Plan Benefits as of December 31,
      2001 and 2000
    Statements of Changes in Net Assets Available for Plan Benefits for the
      Years Ended December 31, 2001 and 2000

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

SUPPLEMENTAL SCHEDULE:
    Schedule H, Line 4i--Schedule of Assets (Held at End of Year)--
      December 31, 2001

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Administrative Committee of the
Snap-on Incorporated 401(k) Savings Plan:


We have audited the accompanying statements of net assets available for Plan benefits , witof the SNAP-ON INCORPORATED 401(k) SAVINGS PLAN (the "Plan"), formerly known as the Snap-on Incorporated 401(k) Personal Savings Plan, as of December 31, 2001 and 2000, and the related statements of changes in net assets available for Plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits as of December 31, 2001 and 2000, and the changes in its net assets available for Plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/  Arthur Andersen LLP

Chicago, Illinois
May 14, 2002

                    SNAP-ON INCORPORATED 401(k) SAVINGS PLAN


              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        As of December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 005)



                                                    2001                2000
                                                -------------      -------------

CASH                                            $        --        $       1,074

ACCRUED INCOME                                          2,304              1,684

INVESTMENTS, at fair value (Note 2)               114,992,265         96,696,147

OVERDRAFT                                            (427,246)              --
                                                 ------------       ------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS          $ 114,567,323      $  96,698,905
                                                 ============       ============


        The accompanying notes are an integral part of these statements.

                    SNAP-ON INCORPORATED 401(k) SAVINGS PLAN


         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                 For the Years Ended December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 005)

                                                                     2001            2000
                                                                -------------    -------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Investment income (loss)-
       Net depreciation in fair value of investments (Note 3)   $ (10,401,167)   $ (12,610,324)
       Interest and dividends                                       4,948,605        9,254,802
       Other (loss) income                                             (2,181)          22,456
                                                                 ------------     ------------
                     Total investment loss                         (5,454,743)      (3,333,066)
                                                                 ------------     ------------

    Contributions-
       Participant                                                 10,584,999        9,467,762
       Company matching                                               431,476             --
       Rollovers                                                      449,128          143,320
                                                                 ------------     ------------
                     Total contributions                           11,465,603        9,611,082
                                                                 ------------     ------------
                     Total additions                                6,010,860        6,278,016
                                                                 ------------     ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                                   5,442,163        6,527,120
    Administrative expense                                             11,381           23,520
                                                                 ------------     ------------
                     Total deductions                               5,453,544        6,550,640
                                                                 ------------     ------------

TRANSFERS FROM (TO) AFFILIATED PLANS, net                          17,311,102       (3,281,479)
                                                                 ------------     ------------
                     Net increase (decrease)                       17,868,418       (3,554,103)

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
    Beginning of year                                              96,698,905      100,253,008
                                                                 ------------     ------------
    End of year                                                 $ 114,567,323    $  96,698,905
                                                                 ============     ============


        The accompanying notes are an integral part of these statements.

                    SNAP-ON INCORPORATED 401(k) SAVINGS PLAN


             NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                           December 31, 2001 and 2000


1.    DESCRIPTION OF PLAN

      General

      The following brief description of the Snap-on Incorporated 401(k) Savings Plan (the "Plan") is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. Participants should refer to the Plan document for more complete information.

      The Plan was adopted effective January 1, 1992, and was amended and restated January 1, 2001. Effective August 1, 2001, the name of the Plan was changed from the Snap-on Incorporated 401(k) Personal Savings Plan to the Snap-on Incorporated 401(k) Savings Plan. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

      Effective August 1, 2001, assets in the amount of $17,641,954 from the Snap-on Tools Company 401(k) Matching Plan merged into the Plan.

      Eligibility

      All regular and full-time employees of Snap-on Incorporated and participating subsidiaries (the "Company") who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan after a three-month period of employment during which at least 250 hours of service are completed. Effective January 1, 2001, each eligible employee, other than a temporary employee, who has attained age 18 shall become a participant on the date he or she performs an hour of service as defined in the Plan document.

      Effective July 1, 1995, employees of the Company classified as temporary who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan on the first January 1 or July 1 after a 12-month period of employment in which at least 1,000 hours of service is completed.

      Contributions

      Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code ("IRC") or (b) 15% of the participant's compensation (10% for highly compensated participants). Participants have the option to allocate their account balances between nine investment options: BGI Midcap Equity Index Fund, BGI Alpha Stock Fund, BGI International Equity Fund, BGI Asset Allocation Fund, BGI S&P 500 Stock Fund, BGI Bond Index Fund, BGI Money Market Fund, MFS Emerging Growth Fund Class A and Snap-on Incorporated Stock.

      Prior to July 1, 2001, matching Company contributions were neither required nor permitted. Effective July 1, 2001, participants meeting certain criteria as defined in the Plan document, are eligible for a matching contribution ("Company Stock Match") in amounts determined at the discretion of their respective employers. Matching contributions for each eligible participant are made each calendar quarter in an amount equal to no greater than 50% of the eligible participant's 401(k) pretax contributions for that quarter, not to exceed a maximum of 6% (5% for participants at the East Troy, Elkhorn, Lincolnshire and EquiServ Field locations) of the eligible participant's pay for that calendar quarter, provided the eligible participant is an active employee on the last day of that calendar quarter or has retired, suffered a disability or died during that calendar quarter. The Company Stock Match is invested directly in Snap-on Incorporated common stock. A participant, prior to attaining age 55, shall not be eligible to direct the investment of his or her Company Stock Match account.

      Participant Accounts

      Each participant's account is credited with the participant's contributions and allocations of (a) the Company Stock Match, when applicable and (b) Plan earnings, and charged with an allocation of administrative expenses. Allocations are based on the proportion that each participant's account balance bears to the total of all participant account balances.

      Vesting

      Participants are 100% vested in their pretax contributions and actual earnings thereon.

      Participants become fully vested in the Company Stock Match as follows:

                                                 Vested
                    Years of Service           Percentage
                    ----------------          ------------
                    Less than 1                       0%
                    1                                25
                    2                                50
                    3                                75
                    4 or more                       100
                                                =========

      Participants at the East Troy, Elkhorn, Lincolnshire and EquiServ Field locations are fully vested in the Company Stock Match.

      Participant Loans

      Participant loans are limited to 50% of the participant's vested account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

      Payment of Benefits

      The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account. On termination of service due death, disability or retirement, a participant shall be paid in the form of a single lump sum. A participant who is an employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to receive annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

      Forfeited Accounts

      At December 31, 2001, forfeited nonvested accounts totaled $1,586. These accounts will be used to reduce future Company contributions.

      Plan Administration

      The Plan's assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator. Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Financial Statements

      The financial statements have been prepared on the accrual basis of accounting.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

      Investment Valuation and Income Recognition

      All investments are stated at fair value based upon quoted market prices.

      Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis.

      Net Depreciation in Fair Value of Investments

      The net depreciation in fair value of investments consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of such investments.

      Distributions

      Benefits paid to participants are based upon the fair value of each participant's investment account as of the date of distribution.

3.    INVESTMENTS

      The following presents investments that represent 5% or more of the Plan's net assets at December 31:

                                                     2001               2000
                                                   ----------         ----------
S&P Midcap Stock Fund                             $      --          $11,215,267
BGI Alpha Stock Fund                                     --            5,034,022
BGI Midcap Equity Index Fund                       16,133,342               --
BGI Bond Index Fund                                 7,764,496               --
BGI Asset Allocation Fund                          27,897,627         25,129,492
BGI S&P 500 Stock Fund                             32,344,254         32,043,475
BGI Money Market Fund                              10,870,909          5,725,472
                                                   ==========         ==========

      During 2001 and 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value as follows:

                                                  2001                 2000
                                               -----------          -----------
Mutual funds                                  $(11,854,169)        $(13,073,533)
Common stock                                     1,128,489              463,209
Common collective trusts                           324,513                 --
                                               -----------          -----------
                                              $(10,401,167)        $(12,610,324)
                                               ===========          ===========

      The Plan provides for investments in common stock, mutual funds and common collective trusts that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for Plan benefits.

4.    NONPARTICIPANT-DIRECTED INVESTMENTS

      Effective July 1, 2001, a nonparticipant-directed Company matching contribution to the Snap-on stock fund was established. Information about the net assets and the significant components of the changes in net assets relating to the Snap-on stock fund is as follows:

                                                       2001              2000
                                                    ----------        ----------
Net assets-
    Snap-on Incorporated common stock              $ 5,325,646*      $ 3,577,421
                                                    ==========        ==========
Changes in net assets-
    Contributions                                  $ 1,265,508       $      --
    Earnings                                         1,207,613              --
    Distributions                                     (158,703)             --
    Transfers, net                                    (566,193)             --
                                                    ----------        ----------
                                                   $ 1,748,225       $      --
                                                    ==========        ==========

              *Includes some shares that are participant directed.


5.    PLAN TERMINATION

      Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100% vested in their Company Stock Match.


6.    TAX STATUS

      The Internal Revenue Service has determined and informed the Company by a letter dated March 29, 1996, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


7.    RELATED-PARTY TRANSACTIONS

      The Plan's trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations.


8.    PRIOR-YEAR RECLASSIFICATIONS

      Certain prior-year amounts have been reclassified to conform to the current-year presentation.

                              SNAP-ON INCORPORATED
                               401(k) SAVINGS PLAN


                     SCHEDULE H, LINE 4i--SCHEDULE OF ASSETS
                              (HELD AT END OF YEAR)

                                December 31, 2001

          (Employer Identification Number 39-0622040, Plan Number 005)


                                                                                   Current
             Description of Investment                            Cost (a)          Value
----------------------------------------------------------     --------------  --------------
*SNAP-ON INCORPORATED COMMON STOCK, 156,457 shares              $ 4,474,359     $  5,325,646
                                                                 ==========
*BARCLAY GLOBAL INVESTORS:
    Common collective trusts-
       BGI Midcap Equity Index Fund                                               16,133,342
       BGI Alpha Stock Fund                                                        5,491,549
       BGI International Equity Fund                                               1,894,789
    Mutual funds-
       BGI Asset Allocation Fund                                                  27,897,627
       MFS Emerging Growth Fund Class A                                            4,096,772
       BGI S&P 500 Stock Fund                                                     32,344,254
       BGI Bond Index Fund                                                         7,764,496
       BGI Money Market Fund                                                      10,870,909

*LOANS TO PARTICIPANTS (interest rates ranging from 8.25% to 10%)                  3,172,881
                                                                                 -----------
                                                                                $114,992,265
                                                                                 ===========

                        *Represents a party in interest.

   (a) Cost information required only for nonparticipant-directed investments.


          The accompanying notes are an integral part of this schedule.

Snap-on Incorporated 401(k) Personal Savings
Plan for Collective Bargained Groups

Financial Statements and Supplemental Schedule
As of December 31, 2001 and 2000
Together With Auditors' Report













Employer Identification Number 39-0622040
Plan Number 006

                  SNAP-ON INCORPORATED 401(k) PERSONAL SAVINGS
                      PLAN FOR COLLECTIVE BARGAINED GROUPS


                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                           December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 006)



                                TABLE OF CONTENTS


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
    Statements of Net Assets Available for Plan Benefits as of December 31,
       2001 and 2000
    Statements of Changes in Net Assets Available for Plan Benefits for the
       Years Ended December 31, 2001 and 2000

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

SUPPLEMENTAL SCHEDULE:
    Schedule H, Line 4i--Schedule of Assets (Held at End of Year)--
       December 31, 2001

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Administrative Committee of the
Snap-on Incorporated 401(k) Personal Savings Plan for Collective Bargained Groups:


We have audited the accompanying statements of net assets available for Plan benefits of the SNAP-ON INCORPORATED 401(k) PERSONAL SAVINGS PLAN FOR COLLECTIVE BARGAINED GROUPS (the "Plan") as of December 31, 2001 and 2000, and the related statements of changes in net assets available for Plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits as of December 31, 2001 and 2000, and the changes in its net assets available for Plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/  Arthur Andersen LLP

Chicago, Illinois
May 14, 2002

                  SNAP-ON INCORPORATED 401(k) PERSONAL SAVINGS
                      PLAN FOR COLLECTIVE BARGAINED GROUPS


              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        As of December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 006)



                                                          2001           2000
                                                     -----------     -----------
CASH                                                 $       121     $        88

ACCRUED INCOME                                               889             730

INVESTMENTS, at fair value (Note 3)                   15,457,222      15,669,800
                                                      ----------     -----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS               $15,458,232     $15,670,618
                                                      ==========     ===========


        The accompanying notes are an integral part of these statements.

                  SNAP-ON INCORPORATED 401(k) PERSONAL SAVINGS
                      PLAN FOR COLLECTIVE BARGAINED GROUPS


         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                 For the Years Ended December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 006)


                                                                     2001             2000
                                                                 ------------     ------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Investment income (loss)-
       Net depreciation in fair value of investments (Note 3)    $ (1,802,448)    $ (1,506,371)
       Interest and dividend income                                   804,177        1,629,042
       Other income (loss)                                                622           (2,741)
                                                                 ------------     ------------
                     Total investment (loss) income                  (997,649)         119,930
                                                                 ------------     ------------

    Contributions-
       Participant                                                  1,418,894        1,272,518
       Rollovers                                                          598             --
                                                                 ------------     ------------
                     Total contributions                            1,419,492        1,272,518
                                                                 ------------     ------------
                     Total additions                                  421,843        1,392,448
                                                                 ------------     ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                                     592,326          898,498
    Administrative expenses                                             3,989            5,527
                                                                 ------------     ------------
                     Total deductions                                 596,315          904,025
                                                                 ------------     ------------

TRANSFERS (TO) FROM AFFILIATED PLANS, net                             (37,914)       2,531,589
                                                                 ------------     ------------
                     Net (decrease) increase                         (212,386)       3,020,012

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
    Beginning of year                                              15,670,618       12,650,606
                                                                 ------------     ------------
    End of year                                                  $ 15,458,232     $ 15,670,618
                                                                 ============     ============


        The accompanying notes are an integral part of these statements.

                  SNAP-ON INCORPORATED 401(k) PERSONAL SAVINGS
                      PLAN FOR COLLECTIVE BARGAINED GROUPS


             NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                           December 31, 2001 and 2000



9.    DESCRIPTION OF PLAN

      General

      The following brief description of the Snap-on Incorporated 401(k) Personal Savings Plan for Collective Bargained Groups (the "Plan") is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act ("ERISA") of 1974, as amended. Participants should refer to the Plan document for more complete information.

      The Plan was adopted effective June 1, 1992, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

      Eligibility

      All regular and full-time union employees of Snap-on Incorporated (the "Company") whose conditions of employment are covered by a collective bargaining agreement are eligible to participate on the first day of the next month after the date he or she attains age 21 and completes a three-month eligibility period in which he or she is credited with at least 250 hours of service.

      Effective July 1, 1995, employees of the Company classified as temporary whose conditions of employment are covered by a collective bargaining agreement are eligible to participate on the first January 1 or July 1 after the date he or she attains age 21 and completes a 12-month eligibility period in which he or she is credited with at least 1,000 hours of service.

      Contributions

      Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual maximum contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code ("IRC") or (b) 15% of the participant's compensation (6% for highly compensated employees). Participants have the option to allocate their account balances between nine investment options:
      BGI Midcap Equity Index Fund, BGI Alpha Stock Fund, BGI International Equity Fund, BGI Asset Allocation Fund, BGI S&P 500 Stock Fund, BGI Bond Index Fund, BGI Money Market Fund, MFS Emerging Growth Fund Class A and Snap-on Incorporated Stock. The Company makes no contributions to the Plan.

      Participant Accounts

      Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions as well as the participant's share of the Plan's income and any related administrative expenses. Allocations are based on the proportion that each participant's account balance bears to the total of all participant account balances.

      Vesting

      Participants are 100% vested in their contributions including the earnings attributable to them.

      Participant Loans

      Participant loans are limited to 50% of the participant's account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

      Payment of Benefits

      The benefit to which a participant is entitled is the benefit that can be provided from the participant's account. On termination of service due death, disability or retirement, a participant shall be paid in the form of a single lump sum. A participant who is an employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to receive annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

      Rollovers

      Rollovers represent amounts transferred to the Plan by new participants from other qualified plans.

      Plan Administration

      The Plan's assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator. Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participants. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

10.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Financial Statements

      The financial statements have been prepared on the accrual basis of accounting.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

      Investment Valuation and Income Recognition

      All investments are stated at fair value based upon quoted market prices.

      Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis.

      Net Depreciation in Fair Value of Investments

      The net depreciation in fair value of investments consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of such investments.

      Distributions

      Benefits paid to participants are based upon the fair value of each participant's investment account as of the date of distribution.


11.   INVESTMENTS

      The following presents investments that represent 5% or more of the Plan's net assets at December 31:

                                                       2001              2000
                                                   ----------         ----------
S&P Midcap Stock Fund                              $     --           $1,426,386
BGI Asset Allocation Fund                           5,036,221          5,062,946
BGI S&P 500 Stock Fund                              4,832,717          5,405,554
BGI Midcap Equity Index Fund                        1,623,174               --
BGI Money Market Fund                               1,122,509            885,944
BGI Bond Index Fund                                   903,569               --
                                                   ==========         ==========

      During 2001 and 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value as follows:

                                                    2001                2000
                                               -----------          -----------
Mutual funds                                   $(1,759,888)         $(1,816,058)
Common stock                                        75,331               46,257
Common collective trusts                          (117,891)             263,430
                                               -----------          -----------
                                               $(1,802,448)         $(1,506,371)
                                               ===========          ===========

      The Plan provides for investments in common stock, common collective trusts and mutual funds that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for Plan benefits.


12.   PLAN TERMINATION

      Although it has not expressed any intention to do so, the Company reserves the right to terminate the Plan at any time. If the Plan is terminated, all accounts will automatically become payable as determined by the Plan administrator.


13.   TAX STATUS

      The Internal Revenue Service has determined and informed the Company by a letter dated April 3, 1995, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


14.   RELATED-PARTY TRANSACTIONS

      The Plan's trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. These transactions are not considered prohibited transactions by statutory exemption under the ERISA regulations.


15.   PRIOR-YEAR RECLASSIFICATIONS

      Certain prior-year amounts have been reclassified to conform to the current-year presentation.


                  SNAP-ON INCORPORATED 401(k) PERSONAL SAVINGS
                      PLAN FOR COLLECTIVE BARGAINED GROUPS


                     SCHEDULE H, LINE 4i--SCHEDULE OF ASSETS
                              (HELD AT END OF YEAR)

                                December 31, 2001

          (Employer Identification Number 39-0622040, Plan Number 006)


                                                                                Current
             Description of Investment                                           Value
-------------------------------------------------------------                 ------------
*BARCLAY GLOBAL INVESTORS:
    Common collective trusts-
       BGI Alpha Stock Fund                                                   $   343,233
       BGI International Equity Fund                                              204,482
       BGI Midcap Equity Index Fund                                             1,623,174
    Mutual funds-
       BGI Asset Allocation Fund                                                5,036,221
       BGI S&P 500 Stock Fund                                                   4,832,717
       BGI Bond Index Fund                                                        903,569
       BGI Money Market Fund                                                    1,122,509
       MSF Emerging Growth Fund Class A                                           372,664

*SNAP-ON INCORPORATED COMMON STOCK                                                344,968

*LOANS TO PARTICIPANTS (interest rates ranging from 8.75% to 10.0%)               673,685
                                                                              -----------
                                                                              $15,457,222
                                                                              ===========


                        *Represents a party in interest.

          The accompanying notes are an integral part of this schedule.

Snap-on Incorporated
401(k) Savings Plan for Subsidiaries

Financial Statements and Supplemental Schedule
As of December 31, 2001 and 2000
Together With Auditors' Report












Employer Identification Number 39-0622040
Plan Number 007

                              SNAP-ON INCORPORATED
                      401(k) SAVINGS PLAN FOR SUBSIDIARIES


                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                           December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 007)



                                TABLE OF CONTENTS


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
    Statements of Net Assets Available for Plan Benefits as of December 31,
       2001 and 2000
    Statements of Changes in Net Assets Available for Plan Benefits for the
       Years Ended December 31, 2001 and 2000

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

SUPPLEMENTAL SCHEDULE:
    Schedule H, Line 4i--Schedule of Assets (Held at End of Year)--
       December 31, 2001

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Administrative Committee of the
Snap-on Incorporated 401(k)
Savings Plan for Subsidiaries:


We have audited the accompanying statements of net assets available for Plan benefits of the SNAP-ON INCORPORATED 401(k) SAVINGS PLAN FOR SUBSIDIARIES (the "Plan") as of December 31, 2001 and 2000, and the related statements of changes in net assets available for Plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits as of December 31, 2001 and 2000, and the changes in its net assets available for Plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Arthur Andersen LLP

Chicago, Illinois
May 14, 2002

                              SNAP-ON INCORPORATED
                      401(k) SAVINGS PLAN FOR SUBSIDIARIES


              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        As of December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 007)


                                                         2001           2000
                                                    -----------      -----------
CASH                                                $      --        $       410

ACCRUED INCOME                                            1,066            1,162

EMPLOYER CONTRIBUTION RECEIVABLE                        218,750             --

INVESTMENTS, at fair value (Note 3)                  24,100,596       23,834,532
                                                    -----------      -----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS              $24,320,412      $23,836,104
                                                    ===========      ===========


        The accompanying notes are an integral part of these statements.

                              SNAP-ON INCORPORATED
                      401(k) SAVINGS PLAN FOR SUBSIDIARIES


         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                 For the Years Ended December 31, 2001 and 2000

          (Employer Identification Number 39-0622040, Plan Number 007)


                                                                     2001             2000
                                                                 ------------     ------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Investment income (loss)-
       Net depreciation in fair value of investments (Note 3)    $ (2,454,283)    $ (1,506,039)
       Interest and dividends                                         838,042        1,829,867
       Other (loss) income                                            (12,445)          68,383
                                                                 ------------     ------------
                     Total investment (loss) income                (1,628,686)         392,211
                                                                 ------------     ------------

    Contributions-
       Participant                                                  1,807,499        1,939,832
       Employer                                                     1,026,040          605,713
       Rollovers                                                      430,882          359,583
                                                                 ------------     ------------
                     Total contributions                            3,264,421        2,905,128
                                                                 ------------     ------------
                     Total additions                                1,635,735        3,297,339
                                                                 ------------     ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                                   1,149,281        1,972,212
    Administrative expenses                                             2,551            3,215
                                                                 ------------     ------------
                     Total deductions                               1,151,832        1,975,427
                                                                 ------------     ------------

TRANSFERS FROM AFFILIATED PLANS, net                                      405       13,729,142
                                                                 ------------     ------------
                     Net increase                                     484,308       15,051,054

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
    Beginning of year                                              23,836,104        8,785,050
                                                                 ------------     ------------
    End of year                                                  $ 24,320,412     $ 23,836,104
                                                                 ============     ============

        The accompanying notes are an integral part of these statements.

                              SNAP-ON INCORPORATED
                      401(k) SAVINGS PLAN FOR SUBSIDIARIES


             NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                           December 31, 2001 and 2000



16.   DESCRIPTION OF PLAN

      General

      The following brief description of the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries (the "Plan") is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. Participants should refer to the Plan document for more complete information.

      The Plan was adopted effective April 1, 1998, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

      Effective July 1, 1999, the assets of Edge Diagnostic Systems 401(k) Savings Plan were merged into the Plan. Effective August 1, 1999, the assets of Sioux Tools, Inc. 401(k) Plan were merged into the Plan. Effective February 1, 2000, the assets of the Thomson Holding Inc. Savings Plan and Snap-on Incorporated 401(k) Savings Plan (for Snap-on Diagnostics, San Jose, CA) merged into the Plan.

      Eligibility

      The Plan covers the employees of J. H. Williams, a division of Snap-on Tools Company (the "Company"). Employees of Computer Aided Service, Inc. (a subsidiary of the Company) are covered only to the extent that certain assets from the Computer Aided Service, Inc. 401(k) Plan (the "CAS Plan") have been transferred to the Plan. Any employee satisfying the above requirements with at least three months service is eligible to participate in the Plan for purpose of pretax contributions, unless he or she is covered by a collective bargaining agreement, is leased from another company, is a nonresident alien who receives no income from U.S. sources subject to U.S. income taxes or is employed in a U.S. territory. Effective January 1, 2001, each eligible employee, other than a temporary employee, who has attained age 18 shall become a participant on the date he or she first performs an hour of service.

      Effective January 1, 2001, each eligible employee who is a temporary employee shall become a participant on the first January 1 or July 1 after the date he or she attains age 21 and completes a year of service.

      Contributions

      Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code ("IRC") or (b) 15% of the participant's compensation. Participants have the option to allocate their account balances between nine investment options: BGI Midcap Equity Index Fund, BGI Alpha Stock Fund, BGI International Equity Fund, BGI Asset Allocation Fund, BGI S&P 500 Stock Fund, BGI Bond Index Fund, BGI Money Market Fund, MFS Emerging Growth Fund Class A and Snap-on Incorporated Stock.

      For employees of J.H. Williams, for each pretax dollar contributed (up to the first 12% of eligible pay), the employer will contribute 25%. For employees of Sioux Tools, Inc., Snap-On Diagnostics, San Jose, and Mitchell Repair Information Company, for each pretax dollar contributed (up to the first 6% of eligible pay), the employer will contribute 50%.

      Participant Accounts

      Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions and related employer contributions as well as the participant's share of the Plan's income and any related administrative expenses. Allocations are based on the proportion that each participant's account balance bears to the total of all participant account balances.

      Vesting

      Participants are 100% vested in their pretax contributions and actual earning thereon.

      Participants become fully vested in the employer contribution as follows:

                                                 Vested
                Years of Service              Percentage
                -----------------            -------------
                Less than 1                          0%
                1                                    25
                2                                    50
                3                                    75
                4 or more                           100
                                                 =======

      Participant Loans

      Participant loans are limited to 50% of the participant's account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

      Payment of Benefits

      The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account. On termination of service due death, disability or retirement, a participant may elect to be paid in the form of a single lump sum or annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

      Forfeited Accounts

      At December 31, 2001, forfeited nonvested accounts totaled $4,768. These accounts will be used to reduce future employer contributions. Also, in 2001, employer contributions were reduced by $5,888 from forfeited accounts from previous years.

      Rollovers

      Rollovers represent amounts transferred to the Plan by new participants from other qualified plans.

      Plan Administration

      The Plan's assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator. Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.


17.   BASIS OF ACCOUNTING

      Financial Statements

      The financial statements have been prepared on the accrual basis of accounting.

      Accounting Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

      Investment Valuation and Income Recognition

      All investments are stated at fair value based upon quoted market prices.

      Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis.

      Net Depreciation in Fair Value of Investments

      The net depreciation in fair value of investments consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of such investments.

      Distributions

      Benefits paid to participants are based upon the fair value of each participant's investment account as of the date of distribution.


18.   INVESTMENTS

      The following presents investments that represent 5% or more of the Plan's net assets at December 31:

                                                  2001              2000
                                              -----------        ----------
BGI Midcap Equity Index Fund                  $ 5,826,971        $    -
S&P Midcap Stock Fund                               -             5,702,666
MFS Emerging Growth Fund Class A                2,035,468         2,703,449
BGI Asset Allocation Fund                       2,443,523         2,700,890
BGI S&P 500 Stock Fund                          5,555,043         6,302,193
BGI Money Market Fund                           4,854,206         3,637,485
                                              ===========        ==========

      During 2001 and 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value as follows:

                                                   2001                2000
                                               -----------          -----------
Mutual funds                                   $(2,205,338)         $(2,479,440)
Common stock                                        26,975                5,754
Common collective trusts                          (275,920)             967,647
                                               -----------          -----------
                                               $(2,454,283)         $(1,506,039)
                                               ===========          ===========

      The Plan provides for investments in common stock, mutual funds and common collective trusts that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits.

4.    PLAN TERMINATION

      Although it has not expressed any intention to do so, the Company reserves the right to terminate the Plan at any time. If the Plan is terminated, all accounts will automatically become payable as determined by the Plan administrator.

5.    TAX STATUS

      The Plan administrator has applied for a determination letter from the Internal Revenue Service but believes the Plan is currently designed and is being operated in compliance with the applicable requirements of the IRC. Therefore, the Plan administrator believes that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.


6.    RELATED-PARTY TRANSACTIONS

      The Plan's trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations.

7.    PRIOR-YEAR RECLASSIFICATIONS

      Certain prior-year amounts have been reclassified to conform to the current-year presentation.


8.    RECONCILIATION TO FORM 5500

      The following table is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as filed by the Company for the Plan year ended December 31, 2001:

Net assets available for benefits per Form 5500                   $24,101,662
Employer contribution receivable                                      218,750
                                                                  -----------
                     Net assets available per financial
                        statements                                $24,320,412
                                                                  ===========

      The following is a reconciliation of Employer contributions per the financial statements to the Form 5500 for the year ended December 31, 2000:

Employer contributions per Form 5500                              $   807,290
Employer contributions receivable                                     218,750
                                                                  -----------
                     Participant contributions per
                        financial statements                      $ 1,026,040
                                                                  ===========

      Employer contributions per the Plan's Form 5500 are different than the amount reported in the financial statements due to a difference in the timing of recognizing such amounts.

                              SNAP-ON INCORPORATED
                      401(k) SAVINGS PLAN FOR SUBSIDIARIES


                     SCHEDULE H, LINE 4i--SCHEDULE OF ASSETS
                              (HELD AT END OF YEAR)

                                December 31, 2001



                                                                       Current
             Description of Investment                                  Value
-------------------------------------------------------------       ------------
*BARCLAY GLOBAL INVESTORS:

    Common collective trusts-
       BGI Midcap Equity Index Fund                                  $ 5,826,971
       BGI Alpha Stock Fund                                              760,934
       BGI International Equity Fund                                     471,453
    Mutual funds-
       BGI Asset Allocation Fund                                       2,443,523
       BGI S&P 500 Stock Fund                                          5,555,043
       BGI Bond Index Fund                                             1,085,558
       BGI Money Market Fund                                           4,854,206
       MFS Emerging Growth Fund Class A                                2,035,468

*SNAP-ON INCORPORATED COMMON STOCK                                       137,700

*LOANS TO PARTICIPANTS (interest rates ranging from 7.0%
    to 10.5%)                                                            929,740
                                                                     -----------
                                                                     $24,100,596
                                                                     ===========

                        *Represents a party in interest.

          The accompanying notes are an integral part of this schedule.